EXHIBIT 12.1
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                        BANKUNITED FINANCIAL CORPORATION
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                               FOR THE YEAR ENDED SEPTEMBER 30,
                                                       ----------------------------------------------
                                                        1997     1996      1995      1994      1993
                                                       ----------------------------------------------
                                                                  (Dollars in thousands)


Fixed charges (excluding interest on deposits):

Interest on Borrowings                                 25,824    13,832    8,456     4,951     1,949
Rent (33%)                                                542       302      320       256       202
                                                       ----------------------------------------------
     Total fixed charges                               26,366    14,134    8,776     5,207     2,151

Income before income taxes and
 extraordinary items                                   12,632     4,243    9,981     3,607     6,356
                                                       ----------------------------------------------
Earnings                                               38,998    18,377   18,757     8,814     8,507
                                                       ==============================================

Total fixed charges                                    26,366    14,134    8,776     5,207     2,151
Preferred stock dividends on a pretax basis             4,661     3,460    3,536     3,016     2,386
                                                       ----------------------------------------------
     Combined fixed charges and
          preferred stock dividends                    31,027    17,594   12,312     8,223     4,537
                                                       ==============================================

Ratio of earnings to combined fixed charges
     and preferred stock dividends                     1:26:1    1.05:1   1.52:1    1.07:1    1.87:1
                                                       ==============================================


Fixed charges (including interest on deposits):

Interest on Deposits                                   50,136    20,791   17,849    11,344    10,261
Interest on Borrowings                                 25,824    13,832    8,456     4,951     1,949
Rent (33%)                                                542       302      320       256       202
                                                       ----------------------------------------------
     Total fixed charges                               76,502    34,925   26,625    16,551    12,412

Income before income taxes and
 extraordinary items                                   12,632     4,243    9,981     3,697     6,356
                                                       ----------------------------------------------
Earnings                                               89,134    39,468   36,606    20,158    18,768
                                                       ==============================================

Total fixed charges                                    76,502    34,925   26,625    16,551    12,412
Preferred stock dividends on a pretax basis             4,661     3,460    3,536     3,016     2,386
                                                       ----------------------------------------------
     Combined fixed charges and
          preferred stock dividends                    81,163    38,384   30,161    19,567    14,798
                                                       ==============================================

Ratio of earnings to combined fixed charges
     and preferred stock dividends                     1:10:1    1.02:1   1.21:1    1.03:1    1.27:1
                                                       ==============================================

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